EXHIBIT 99A.1
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

COMBINED STATEMENTS OF INCOME           U S WEST COMMUNICATIONS GROUP
(UNAUDITED)
                           Quarter Ended          Year Ended
                           December 31,     %    December 31,     %
In millions                1996    1995  Change  1996    1995  Change
-------------------------------- ------- ------------- ------- ------
OPERATING REVENUES
 Local service            $1,238  $1,113  11.2  $4,770  $4,344   9.8
 Interstate access           653     604   8.1   2,507   2,378   5.4
 Intrastate access           199     189   5.3     770     747   3.1
 Long-distance network       260     298 (12.8)  1,100   1,189  (7.5)
 Other services              249     235   6.0     932     826  12.8
                         ----------------      ----------------
Total operating revenues   2,599   2,439   6.6  10,079   9,484   6.3
                         ----------------      ----------------
OPERATING EXPENSES
 Employee-related            906     862   5.1   3,594   3,341   7.6
 Other operating             457     444   2.9   1,634   1,543   5.9
 Taxes other than
  income taxes                98      74  32.4     389     380   2.4
 Depreciation & amort        542     528   2.7   2,122   2,042   3.9
                         ----------------      ----------------
Total operating expenses   2,003   1,908   5.0   7,739   7,306   5.9
                         ----------------      ----------------
Income from operations       596     531  12.2   2,340   2,178   7.4

Interest expense             113     112   0.9     445     427   4.2
Gains on sales of rural
 telephone exchanges           8      24 (66.7)     59     136 (56.6)
Other expense - net           19      11  72.7      41      41    -
                         ----------------      ----------------
Income before inc taxes,
 extd item & cum effect
 of chg in acctg princ       472     432   9.3   1,913   1,846   3.6
Income tax provision         161     148   8.8     698     662   5.4
                         ----------------      ----------------
Income before extd
 item & cum effect of
 chg in acctg princ          311     284   9.5   1,215   1,184   2.6

Extraordinary item:
 Early extinguishment
 of debt, net of tax           -      (3)   -        -      (8)   -
                         ----------------      ----------------
Income before cum effect
 of chg in acctg princ       311     281  10.7   1,215   1,176   3.3

Cum effect of chg in
 acctg princ, net of tax       -       -    -       34       -    -
                         ----------------      ----------------
NET INCOME                  $311    $281  10.7  $1,249  $1,176   6.2
                         ================      ================
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

COMBINED STATEMENTS OF INCOME           U S WEST COMMUNICATIONS GROUP
(UNAUDITED)
                           Quarter Ended          Year Ended
In millions, except        December 31,     %    December 31,     %
per share amounts          1996    1995  Change  1996    1995  Change
-------------------------------- ------- ------------- ------- ------
Average common shares
 outstanding (1)<F1>          479.9   472.6   1.5   477.5   470.7   1.4
                         ================      ================

Earnings per common
 share: (1)<F1>
Income before extraordi-
 nary item & cumulative
 effect of change in
 accounting principle      $0.65   $0.60   8.3   $2.55   $2.52   1.2
Extraordinary item            -    (0.01)   -       -    (0.02)   -
Cumulative effect of
 change in accounting
 principle                    -       -     -     0.07      -     -
                         ----------------      ----------------
Earnings per
 common share              $0.65   $0.59  10.2   $2.62   $2.50   4.8
                         ================      ================

<F1>

1: Effective November 1, 1995, each share of U S WEST, Inc.
common stock was converted into one share each of U S WEST Communi-cations Group common stock and U S WEST Media Group common stock. Earnings per common share for 1995 have been presented on a pro forma basis to reflect the two classes of stock as if they were outstanding since January 1, 1995. For periods prior to the recapitalization, the average common shares outstanding are assumed to be equal to the average common shares outstanding for U S WEST, Inc.

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